Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Lake Forest, IL, January 26, 2022 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2021 net income of $217 million, or $2.28 per share, and net income of $262 million, or $2.76 per share, excluding special items. Fourth quarter net sales were $2.0 billion in 2021 and $1.7 billion in 2020. Full year 2021 net income was $841 million, or $8.83 per share, and net income of $894 million, or $9.39 per share, excluding special items. Full year net sales were $7.7 billion in 2021 and $6.7 billion in 2020.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2021	2020	Change	2021	2020	Change
Reported Diluted EPS	$2.28	$1.30	$0.98	$8.83	$4.84	$3.99
Special Items Expense (1)	0.48	0.03	0.45	0.56	0.94	(0.38)
Diluted EPS excluding Special Items	$2.76	$1.33	$1.43	$9.39	$5.78	$3.61

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the fourth quarter and full year 2021 include special items primarily for costs associated with the Company’s debt refinancing completed in October 2021, and for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities. The refinancing extended the Company’s overall debt maturity from 8.5 years to 16.3 years and decreased the Company’s overall interest rate from 3.9% to 3.5%. Gross debt remained unchanged at $2.5 billion.

Excluding special items, the $1.43 per share increase in fourth quarter 2021 earnings compared to the fourth quarter of 2020 was driven primarily by higher prices and mix $2.17 and volume $.35 in our Packaging segment, higher prices and mix in our Paper segment $.09, a lower tax rate $.04, lower non-operating pension expense $.03, lower interest expense $.02, and other items $.02. These items were partially offset by higher operating costs ($.68), higher freight and logistics expenses ($.24), higher scheduled maintenance outage expenses ($.14), lower volumes in our Paper segment ($.11), higher converting costs ($.08), and higher depreciation expense ($.04).

Results were $.72 above fourth quarter guidance of $2.04 per share primarily due to higher volumes and higher prices and mix in our Packaging and Paper segments, lower wood fiber and energy costs, lower scheduled maintenance outage expenses, and a favorable tax rate.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Segment income (loss)
Packaging	$365.8	$209.6	$1,306.0	$829.5
Paper	16.7	1.7	39.1	(20.0)
Corporate and Other	(26.8)	(22.0)	(103.7)	(85.6)
	$355.7	$189.3	$1,241.4	$723.9

Segment income (loss) excluding special items
Packaging	$362.7	$212.8	$1,307.9	$873.1
Paper	21.0	2.5	48.4	36.6
Corporate and Other	(26.2)	(22.0)	(103.6)	(85.6)
	$357.5	$193.3	$1,252.7	$824.1

EBITDA excluding special items
Packaging	$460.5	$303.0	$1,688.2	$1,229.2
Paper	26.2	9.5	71.7	73.1
Corporate and Other	(23.9)	(19.8)	(94.5)	(77.3)
	$462.8	$292.7	$1,665.4	$1,225.0

In the Packaging segment, total corrugated products shipments and shipments per day were up 0.1% over last year’s fourth quarter. Containerboard production was 1,243,000 tons, and containerboard inventory was down 9,000 tons from the third quarter of 2021 and up 42,000 tons compared to the fourth quarter of 2020. In the Paper segment, sales volume was down 12,000 tons compared to the third quarter of 2021 and down 29,000 tons from the fourth quarter of 2020.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Demand in our Packaging segment remained very strong, with our corrugated products plants delivering record fourth quarter total shipments and an all-time record shipments per day that exceeded last year’s extremely strong fourth quarter. We utilized the capability of both machines at our Jackson, AL mill to produce containerboard for the entire quarter yet inventories, including the additional containerboard inventory from our December acquisition of Advance Packaging, moved lower from the end of September. Throughout the quarter, implementation of our previously announced containerboard and corrugated products price increases was executed extremely well. Although unprecedented inflation in most all of our operating cost categories and freight cost continues, we were able to offset some of this impact by taking advantage of the strong market conditions with great operational execution in both our mills and corrugated products plants as well as from favorable weather patterns helping with our wood and energy costs. Across the company, the commitment and dedication exhibited by our employees to meet our customers’ needs while overcoming the difficulties and challenges brought on by on-going labor shortages, now exacerbated by the Omicron variant, supply chain bottlenecks, and logistics constraints has been outstanding. Finally, during the quarter we utilized the remaining $193 million of share repurchase authorization to buyback over 1.4 million shares of our stock at an average price of $133.79 per share. Our board of directors recently approved a new $1 billion repurchase authorization.”

Looking ahead as we move from the fourth and into the first quarter,” Mr. Kowlzan continued, “in our Packaging segment we expect to benefit from higher corrugated products shipments with three additional shipping days, and we expect shipments per day to be higher than last year’s first quarter as demand remains strong, along with slightly higher domestic and export prices and mix. Additionally, in our Paper segment, we expect higher prices and mix from our previously announced price increase that was implemented beginning last November. There should also be a small benefit in the first quarter from our most recent price increase announced last week. Scheduled outage expenses will be lower, and we expect a small benefit from our recent share repurchases. However, continued higher inflation across most all operating and converting costs as well as freight and logistics expenses more than offset these benefits. We estimate this to be the largest inflation-driven sequential cost increase in our history. In addition to the inflation-related impact, labor and benefits costs will also be higher due to timing-related increases as we start a new year, and seasonally colder weather should increase energy and wood costs. Considering these items, we expect first quarter earnings of $2.50 per share. This does not include any potential benefit from a $70 per ton price increase across all liner and medium containerboard grades that we communicated to our customers within the last few days."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the first quarter of 2022 to include accounting charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the first quarter; however, additional special items may arise due to first quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 90 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2021 Earnings Conference Call
Conference ID: 2794141

WHEN:	Thursday, January 27, 2022 at 9:00am Eastern Time

CALL-IN	(877) 370-2526 (U.S. and Canada) or (720) 634-2764 (International)
NUMBER:	Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	January 27, 2022 at 12:00pm Eastern Time through February 10, 2022 11:59pm Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 2794141

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2021		2020		2021		2020
Net sales	$2,043.1		$1,714.2		$7,730.3		$6,658.2
Cost of sales	(1,533.2)	(1)	(1,380.9)	(2)	(5,857.3)	(1)	(5,288.8)	(2)(3)
Gross profit	509.9		333.3		1,873.0		1,369.4
Selling, general, and administrative expenses	(141.1)	(1)	(130.2)	(2)	(576.8)	(1)	(539.6)	(2)
Goodwill impairment	—		—		—		(55.2)	(4)
Other expense, net	(13.1)	(1)	(13.8)	(2)	(54.8)	(1)	(50.7)	(2)
Income from operations	355.7		189.3		1,241.4		723.9
Non-operating pension income	5.0		0.5		19.7		2.3
Interest expense, net	(80.2)	(1)	(24.4)		(152.4)	(1)	(93.5)
Income before taxes	280.5		165.4		1,108.7		632.7
Provision for income taxes	(64.0)		(41.9)		(267.6)		(171.7)
Net income	$216.5		$123.5		$841.1		$461.0

Earnings per share:
Basic	$2.29		$1.30		$8.87		$4.86
Diluted	$2.28		$1.30		$8.83		$4.84

Computation of diluted earnings per share under the two class method:
Net income	$216.5	$123.5	$841.1	$461.0
Less: Distributed and undistributed income available to participating securities	(1.5)	(0.8)	(6.4)	(3.6)
Net income attributable to PCA shareholders	$215.0	$122.7	$834.7	$457.4
Diluted weighted average shares outstanding	94.1	94.5	94.5	94.4
Diluted earnings per share	$2.28	$1.30	$8.83	$4.84

Supplemental financial information:
Capital spending	$238.9	$167.6	$605.1	$421.2
Cash, cash equivalents, and marketable debt securities	$764.7	$1,122.9	$764.7	$1,122.9

(1)
The three and twelve months ended December 31, 2021 include the following:

a.
$58.4 million and $58.9 million, respectively, of costs related to the Company's debt refinancing completed in October 2021, which included a redemption premium and the write-off of the remaining balance of unamortized debt issuance costs. These costs were recorded in “Interest expense, net”.

b.
$4.6 million and $14.0 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

c.
$3.7 million and $3.6 million, respectively, of income primarily consisting of an adjustment of the required asset retirement obligation related to the 2020 closure of the San Lorenzo, California facility, a gain on sale of transportation assets and corrugated products facilities, and insurance proceeds received for a natural disaster at one of the corrugated products facilities, partially offset by closure costs related to corrugated products facilities. These items were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

d.
$0.9 million of charges for acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, which were recorded in "Cost of sales" and "Other expense, net", as appropriate.

(2)
The three and twelve months ended December 31, 2020 include $4.0 million and $28.1 million, respectively, consisting of restructuring costs for paper administrative functions and closure costs related to corrugated products facilities, substantially all of which relates to the closure of the San Lorenzo, California facility during the second quarter of 2020, partially offset by income related to the sale of a corrugated products facility in the second quarter of 2020, which were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

(3)
The twelve months ended December 31, 2020 include the following:

a.
$10.0 million of charges related to the impact of Hurricane Laura at our DeRidder, Louisiana mill, including unabsorbed costs related to lost production, excess purchased containerboard and freight costs, repair expenses, rental and supplies costs, and other recovery expenses, which were recorded in "Cost of sales".

b.
$6.9 million of incremental, out-of-pocket costs related to COVID-19, including supplies, cleaning and sick pay, which were recorded in “Cost of sales”. Beginning in July 2020, all corresponding COVID-19 related expenses were included in normalized costs.

(4)
During the second quarter of 2020, with the exacerbated deterioration in uncoated freesheet market conditions and the estimated impact on our Paper reporting unit arising from the COVID-19 pandemic, as well as projected future results of operations, we identified a triggering event indicating possible impairment of goodwill within our Paper reporting unit. The Company performed an interim quantitative impairment analysis as of May 31, 2020, and, based on the evaluation performed, we determined that goodwill was fully impaired for the Paper reporting unit and recognized a non-cash impairment charge of $55.2 million.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Segment sales
Packaging	$1,881.2	$1,541.0	$7,052.6	$5,919.5
Paper	142.5	156.0	599.7	674.8
Corporate and Other	19.4	17.2	78.0	63.9
	$2,043.1	$1,714.2	$7,730.3	$6,658.2

Segment income (loss)
Packaging	$365.8	$209.6	$1,306.0	$829.5
Paper	16.7	1.7	39.1	(20.0)
Corporate and Other	(26.8)	(22.0)	(103.7)	(85.6)
Income from operations	355.7	189.3	1,241.4	723.9
Non-operating pension income	5.0	0.5	19.7	2.3
Interest expense, net	(80.2)	(24.4)	(152.4)	(93.5)
Income before taxes	$280.5	$165.4	$1,108.7	$632.7

Segment income (loss) excluding special items (1)
Packaging	$362.7	$212.8	$1,307.9	$873.1
Paper	21.0	2.5	48.4	36.6
Corporate and Other	(26.2)	(22.0)	(103.6)	(85.6)
Income from operations, excluding special items (1)	357.5	193.3	1,252.7	824.1
Non-operating pension income	5.0	0.5	19.7	2.3
Interest expense, net, excluding special items (1)	(21.8)	(24.4)	(93.5)	(93.5)
Income before taxes, excluding special items (1)	$340.7	$169.4	$1,178.9	$732.9

EBITDA excluding special items (1)
Packaging	$460.5	$303.0	$1,688.2	$1,229.2
Paper	26.2	9.5	71.7	73.1
Corporate and Other	(23.9)	(19.8)	(94.5)	(77.3)
	$462.8	$292.7	$1,665.4	$1,225.0

____________

(1)
Segment income (loss) excluding special items, interest expense, net excluding special items, income before taxes excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Packaging
Segment income	$365.8	$209.6	$1,306.0	$829.5
Facilities closure and other costs (income)	(3.7)	3.2	(2.8)	27.3
Acquisition and integration related costs	0.4	—	0.4	—
Jackson mill conversion-related activities	0.2	—	4.3	—
Hurricane Laura impact	—	—	—	10.0
Incremental costs for COVID-19	—	—	—	6.3
Segment income excluding special items (1)	$362.7	$212.8	$1,307.9	$873.1

Paper
Segment income (loss)	$16.7	$1.7	$39.1	$(20.0)
Jackson mill conversion-related activities	4.3	—	9.3	—
Facilities closure and other costs	—	0.8	—	0.8
Goodwill impairment	—	—	—	55.2
Incremental costs for COVID-19	—	—	—	0.6
Segment income excluding special items (1)	$21.0	$2.5	$48.4	$36.6

Corporate and Other
Segment loss	$(26.8)	$(22.0)	$(103.7)	$(85.6)
Acquisition and integration related costs	0.5	—	0.5	—
Jackson mill conversion-related activities	0.1	—	0.4	—
Facilities closure and other income	—	—	(0.8)	—
Segment loss excluding special items (1)	$(26.2)	$(22.0)	$(103.6)	$(85.6)

Income from operations	$355.7	$189.3	$1,241.4	$723.9

Income from operations, excluding special items (1)	$357.5	$193.3	$1,252.7	$824.1

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2021				2020
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$280.5	$(64.0)	$216.5	$2.28	$165.4	$(41.9)	$123.5	$1.30
Special items (2):
Facilities closure and other costs (income)	(3.7)	0.9	(2.8)	(0.03)	4.0	(1.0)	3.0	0.03
Debt refinancing	58.4	(14.5)	43.9	0.46	—	—	—	—
Jackson mill conversion-related activities	4.6	(1.2)	3.4	0.04	—	—	—	—
Acquisition and integration related costs	0.9	(0.2)	0.7	0.01	—	—	—	—
Total special items	60.2	(15.0)	45.2	0.48	4.0	(1.0)	3.0	0.03
Excluding special items	$340.7	$(79.0)	$261.7	$2.76	$169.4	$(42.9)	$126.5	$1.33

	Full Year Ended
	December 31,
	2021				2020
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$1,108.7	$(267.6)	$841.1	$8.83	$632.7	$(171.7)	$461.0	$4.84
Special items (2):
Facilities closure and other costs (income)	(3.6)	0.9	(2.7)	(0.03)	28.1	(7.0)	21.1	0.23
Debt refinancing	58.9	(14.7)	44.2	0.47	—	—	—	—
Jackson mill conversion-related activities	14.0	(3.5)	10.5	0.11	—	—	—	—
Acquisition and integration related costs	0.9	(0.2)	0.7	0.01	—	—	—	—
Goodwill impairment	—	—	—	—	55.2	—	55.2	0.58
Hurricane Laura impact	—	—	—	—	10.0	(2.5)	7.5	0.08
Incremental costs for COVID-19	—	—	—	—	6.9	(1.7)	5.2	0.05
Total special items	70.2	(17.5)	52.7	0.56	100.2	(11.2)	89.0	0.94
Excluding special items	$1,178.9	$(285.1)	$893.8	$9.39	$732.9	$(182.9)	$550.0	$5.78

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income	$216.5	$123.5	$841.1	$461.0
Non-operating pension income	(5.0)	(0.5)	(19.7)	(2.3)
Interest expense, net	80.2	24.4	152.4	93.5
Provision for income taxes	64.0	41.9	267.6	171.7
Depreciation, amortization, and depletion	106.4	100.9	417.5	410.0
EBITDA (1)	$462.1	$290.2	$1,658.9	$1,133.9
Special items:
Facilities closure and other costs (income)	(3.7)	2.5	(4.3)	19.0
Jackson mill conversion-related activities	3.5	—	9.9	—
Acquisition and integration related costs	0.9	—	0.9	—
Goodwill impairment	—	—	—	55.2
Hurricane Laura impact	—	—	—	10.0
Incremental costs for COVID-19	—	—	—	6.9
EBITDA excluding special items (1)	$462.8	$292.7	$1,665.4	$1,225.0

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Packaging
Segment income	$365.8	$209.6	$1,306.0	$829.5
Depreciation, amortization, and depletion	97.8	91.7	381.0	365.2
EBITDA (1)	463.6	301.3	1,687.0	1,194.7
Facilities closure and other costs (income)	(3.7)	1.7	(3.5)	18.2
Acquisition and integration related costs	0.4	—	0.4	—
Jackson mill conversion-related activities	0.2	—	4.3	—
Hurricane Laura impact	—	—	—	10.0
Incremental costs for COVID-19	—	—	—	6.3
EBITDA excluding special items (1)	$460.5	$303.0	$1,688.2	$1,229.2

Paper
Segment income (loss)	$16.7	$1.7	$39.1	$(20.0)
Depreciation, amortization, and depletion	6.3	7.0	27.4	36.5
EBITDA (1)	23.0	8.7	66.5	16.5
Jackson mill conversion-related activities	3.2	—	5.2	—
Facilities closure and other costs	—	0.8	—	0.8
Goodwill impairment	—	—	—	55.2
Incremental costs for COVID-19	—	—	—	0.6
EBITDA excluding special items (1)	$26.2	$9.5	$71.7	$73.1

Corporate and Other
Segment loss	$(26.8)	$(22.0)	$(103.7)	$(85.6)
Depreciation, amortization, and depletion	2.3	2.2	9.1	8.3
EBITDA (1)	(24.5)	(19.8)	(94.6)	(77.3)
Acquisition and integration related costs	0.5	—	0.5	—
Jackson mill conversion-related activities	0.1	—	0.4	—
Facilities closure and other income	—	—	(0.8)	—
EBITDA excluding special items (1)	$(23.9)	$(19.8)	$(94.5)	$(77.3)

EBITDA excluding special items (1)	$462.8	$292.7	$1,665.4	$1,225.0

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.